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                                  EXHIBIT 5.1

                            OPINION OF ALSTON & BIRD


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                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777




                               December 23, 1996

Medirisk, Inc.
Two Piedmont Center, Suite 400
3565 Piedmont Road, N.E.
Atlanta, GA 30305-1502

      Re:  Registration of 2,875,000 shares of Common Stock of Medirisk, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Medirisk, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement of Form S-1 (Registration No. 333-12311) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale by the Company of up to 2,875,000 shares of its Common Stock, par value $0.01 per share ("Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter referred to as the "Company Securities."

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions ("Interpretive Standards") adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards or the Underwriting Agreement (as hereinafter defined).

     In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the shares of Company Securities; (iii) the Registration Statement and all exhibits thereto; (iv) the Underwriting Agreement to be entered into among the Company, Equitable Securities Corporation and Jefferies & Company, Inc. as Representatives of the

                         601 Pennsylvania Avenue, N.W.
                           North Building, Suite 250
                          Washington, D.C. 20004-2601


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Medirisk, Inc.
December 23, 1996
Page 2


Underwriters named therein (the "Underwriting Agreement"); (v) the form of pricing resolutions to be utilized by the Pricing Committee of the Company's Board of Directors; and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us.

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Company Securities, upon receipt by the Company of the full consideration for the Company Securities in accordance with the terms of the Underwriting Agreement and upon adoption of the pricing resolutions, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.

                                 Very truly yours,

                                 ALSTON & BIRD


                                 By: /s/ J. Vaughan Curtis
                                     -------------------------------------
                                     J. Vaughan Curtis, a Partner